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                                                                       EXHIBIT 5



                                  July 7, 1997


  Group Maintenance America Corp.
  8 Greenway Plaza, Suite 1500
  Houston, Texas 77046

       Re:  Group Maintenance America Corp. Nonqualified Stock Option Agreements

  Ladies and Gentlemen:

       As Senior Vice President and General Counsel of Group Maintenance America Corp. (the "Company"), I have acted as counsel to the Company in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed under the Securities Act of 1933, as amended (the "Act"), on or about the date of this letter to register shares of common stock, par value $0.001 per share (the "Shares"), of the Company which may from time to time be offered and sold by the Company in connection with the exercise of options granted by the Company pursuant to several Nonqualified Stock Option
  Agreements.   I am familiar with the Registration Statement and the Exhibits thereto. I have also examined originals or copies, certified or otherwise, of such other documents, evidence of corporate action and instruments as I have deemed necessary or advisable for the purpose of rendering this opinion. As to questions of fact relevant to this opinion, I have relied upon certificates or written statements from officers and other appropriate representatives of the
  Company and its subsidiaries or public officials.   In all such examinations I
  have assumed the genuineness of all signatures, the authority to sign and the authenticity of all documents submitted as originals. I have also assumed the conformity of originals of all documents submitted as copies.

       Based upon and subject to the foregoing, I am of the opinion that the Shares that will be issued under the Option Agreements have been duly authorized and, when issued pursuant to and in accordance with the Option Agreements, will be legally issued, fully paid and non-assessable.

       I hereby consent to the use of my name in the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this opinion. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

                                 Very truly yours,

                                 /s/ Randolph W. Bryant